UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NanoVibronix, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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525 Executive Blvd
Elmsford, NY 10523
(914) 233-3004

October 1, 2019

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of NanoVibronix, Inc. to be held at 10:00 a.m., New York time, on November 18, 2019, at the offices of Troutman Sanders LLP, located at 875 Third Avenue, New York, New York 10022. Please see the enclosed Notice of Special Meeting of Stockholders for information regarding admission to the Special Meeting.

Please note that in order to gain admission to the site of the Special Meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the Special Meeting, we strongly encourage you to advise Brian Murphy by email at bmurphy@nanovibronix.com or phone at 914-233-3004 if you plan to attend the Special Meeting prior to 5:00 p.m., New York time, on November 17, 2019, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the Special Meeting, we encourage you to arrive at the Special Meeting no later than 9:30 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the Special Meeting.

We are distributing our proxy materials to certain stockholders via the Internet under the U.S. Securities and Exchange Commission “Notice and Access” rules. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of the Special Meeting. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) beginning on or about October 1, 2019, rather than a paper copy of the proxy statement and the proxy card. The Notice of Internet Availability contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Special Meeting, after receiving the Notice of Internet Availability please vote as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. As an alternative to voting in person at the Special Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the proxy statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

On behalf of the Board, I urge you to submit your vote as soon as possible, even if you currently plan to attend the Special Meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Special Meeting.

Sincerely,
/s/ Brian Murphy
Brian Murphy
Chief Executive Officer and Director

NanoVibronix, Inc.
525 Executive Blvd
Elmsford, NY 10523
(914) 233-3004

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 18, 2019

A Special Meeting of Stockholders (the “Special Meeting”) of NanoVibronix, Inc., a Delaware corporation (the “Company”), will be held on November 18, 2019, at 10:00 a.m. New York time, at the offices of Troutman Sanders LLP, located at 875 Third Avenue, New York, New York 10022. We will consider and act on the following items of business at the Special Meeting:

(1)     A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of (i) shares of the Company’s common stock, par value $0.001 per share, issuable upon the conversion of the Company’s Series E convertible preferred stock, par value $0.001 per share, and (ii) shares of the Company’s common stock issuable upon conversion of the Company’s Series E Preferred Stock issuable upon exercise of warrants, in each case, issued in private placement offerings on June 21, 2019 and July 31, 2019 (“Proposal One” ).

(2)     A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(c), the issuance of (i) shares of the Company’s common stock and (ii) shares of the Company’s common stock issuable upon exercise of warrants, in each case, to a director of the Company (“Proposal Two”).

(3)     A proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized preferred stock of the Company from 5,000,000 shares to 11,000,000 shares (“Proposal Three”).

(4)     A proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One, Proposal Two and/or Proposal Three (“Proposal Four”).

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board of Directors recommends a vote FOR Proposal One, FOR Proposal Two, FOR Proposal Three and FOR Proposal Four.

The Board of Directors has fixed the close of business on September 25, 2019 as the record date (the “Record Date”) for the Special Meeting. Only stockholders of record on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s) or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to and during the Special Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Special Meeting” beginning on page 2 of the proxy statement.

If your shares are registered in your name, even if you plan to attend the Special Meeting or any postponement or adjournment of the Special Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Special Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Special Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Special Meeting.

By Order of the Board of Directors,
/s/ Brian Murphy
Brian Murphy
Chief Executive Officer and Director

October 1, 2019

i

NanoVibronix, Inc.

525 Executive Blvd
Elmsford, NY 10523
(914) 233-3004

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held on November 18, 2019

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “the Company,” or “NanoVibronix” refer to NanoVibronix, Inc., a Delaware corporation, and its consolidated subsidiary as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of NanoVibronix, Inc. to be voted at a special meeting of stockholders of the Company (the “Special Meeting”) to be held on November 18, 2019, at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Special Meeting. This proxy statement and accompanying form of proxy are dated October 1, 2019, and are expected to be first sent, given or made available to stockholders on or about October 1, 2019.

The executive offices of the Company are located at, and the mailing address of the Company is, 525 Executive Blvd, Elmsford, NY 10523.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 18, 2019:

As permitted by the “Notice and Access” rules of the U.S. Securities and Exchange Commission (the “SEC”), we are making this proxy statement and the proxy card available to stockholders electronically via the Internet at the following website: www.proxyvote.com. On or about October 1, 2019, we began to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how stockholders may access and review all of the proxy materials and how to vote. Also, on or about October 1, 2019, we began mailing printed copies of the proxy materials to stockholders that previously requested printed copies. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials over the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about October 1, 2019, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)    A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of (i) shares of the Company’s common stock, par value $0.001 per share, issuable upon the conversion of the Company’s Series E convertible preferred stock, par value $0.001 per share, (ii) and shares of the Company’s common stock issuable upon conversion of the Company’s Series E Preferred Stock issuable upon exercise of warrants, in each case, issued in private placement offerings on June 21, 2019 and July 31, 2019 (“Proposal One”).

(2)    A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(c), the issuance of (i) shares of the Company’s common stock and (ii) shares of the Company’s common stock issuable upon exercise of warrants, in each case, to a director of the Company (“Proposal Two”).

(3)    A proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized preferred stock of the Company from 5,000,000 shares to 11,000,000 shares (“Proposal Three”).

(4)    A proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One, Proposal Two and/or Proposal Three (“Proposal Four”).

What should I do if I receive more than one set of voting materials?

You may receive more than one Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, this proxy statement and the proxy card) or voting instruction card. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of Internet Availability (or, if you requested a printed copy of the proxy materials, a proxy card) for shares held in your name and a voting instruction card for shares held in “street name.” Please following the separate voting instructions that you received for your shares of our common stock held in each of your different accounts to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on September 25, 2019 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 4,429,964 shares of our common stock were issued and outstanding. On the Record Date, 2,733,142 shares of our Series C Convertible Preferred Stock (the “Series C Preferred Stock”) were issued and outstanding, and after application of the beneficial ownership limitation pursuant to the terms of the Series C Preferred Stock as set forth in the certificate of designation for the Series C Preferred Stock, certain holders of Series C Preferred Stock are entitled to an aggregate of  348,618 votes on the proposals described in this proxy statement. See “What are the voting rights of the stockholders?” below.

Who is entitled to vote at the Special Meeting?

Holders of our common stock and our Series C Preferred Stock, subject to the beneficial ownership limitation, at the close of business on the Record Date may vote at the Special Meeting.

What are the voting rights of the stockholders?

The Company has two classes of voting stock, common stock and Series C Preferred Stock. Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Special Meeting. Each holder of Series C Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series C Preferred Stock held by such holder are then convertible (subject to the 9.99% beneficial ownership limitations) with respect to any and all matters presented to the stockholders for their action or consideration. Holders of Series C Preferred Stock vote together with the holders of common stock as a single class, except as provided by law and except that the consent of holders of a majority of the outstanding Series C Preferred Stock is required to amend the terms of the Series C Preferred Stock. Holders of our common stock and Series C Preferred Stock will vote together as a single class on all matters described in this Proxy Statement.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock and Series C Preferred Stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Special Meeting, the Chairman of the meeting may adjourn the meeting from time to time to another place, if any, date or time.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with V-Stock Transfer LLC, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and the proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Special Meeting in person or by proxy. To vote in person, you must attend the Special Meeting and obtain and submit a ballot. The ballot will be provided at the Special Meeting. To vote by proxy, you may choose one of the following methods to vote your shares:

•        Via Internet:    as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time, on November 17, 2019.

•        Via telephone:    call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time, on November 17, 2019.

•        Via mail:    You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Brian Murphy, our chief executive officer and director and James Cardwell, our Chief Financial Officer, to serve as the proxies for the Special Meeting.

Your proxy will be valid only if you complete and return it before the Special Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Special Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Special Meeting, you will not be able to vote your nominee-held shares in person at the Special Meeting.

Who counts the votes?

All votes will be tabulated by Brian Murphy, the inspector of election appointed for the Special Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Special Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Special Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority.

With respect to the to the proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized preferred stock of the Company from 5,000,000 shares to 11,000,000 shares (Proposal 3), your broker will have the discretion to vote your shares and, therefore, will be able to vote your shares with respect to such proposals even if you do not provide your broker with instructions on those proposals.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the rules of the New York Stock Exchange (“NYSE”), which apply to brokers regardless of whether an issuer is listed on the NYSE or NASDAQ, only Proposal Three is a “routine” matter. Accordingly, brokers will have discretionary authority to vote only on Proposal Three.

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your broker will not be permitted to vote your shares with respect to Proposal One, Proposal Two or Proposal Four, as under the rules of the NYSE these proposals are “non-routine.” If a broker holding shares returns an executed proxy card that indicates that the broker has not received voting instructions with respect to Proposal One, Proposal Two or Proposal Four, then such shares will not be considered to have been voted on such proposal. Your broker will vote your shares on Proposal One, Proposal Two and Proposal Four only if you provide instructions on how to vote by following the instructions, they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the Special Meeting.

We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals described in this Proxy Statement.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•        Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

•        Completing and submitting a new valid proxy bearing a later date.

•        Giving written notice of revocation to the Company addressed to Brian Murphy, our Chief Executive Officer and a director, at the Company’s address above, which notice must be received before 12:00 p.m. New York time on November 17, 2019.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

How many votes are needed to approve each proposal?

Approval of Proposal One Proposal requires the affirmative vote of the holders of a majority of the shares of common stock and Series C Preferred Stock (subject to the 9.99% beneficial ownership limitations) casting votes in person or by proxy on such proposal at the Special Meeting. Under Delaware law, abstentions are not counted as “votes cast.” Accordingly, abstentions will not be counted toward the vote total for this proposal and will have no effect on the vote on this proposal. If you own shares through an intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted with respect to this proposal. Broker non-votes will have no effect on the vote on this proposal.

Approval of Proposal Two requires the affirmative vote of the holders of a majority of the shares of common stock and Series C Preferred Stock (subject to the 9.99% beneficial ownership limitations) casting votes in person or by proxy on such proposal at the Special Meeting. Under Delaware law, abstentions are not counted as “votes cast.” Accordingly, abstentions will not be counted toward the vote total for this proposal and will have no effect on the vote on this proposal. If you own shares through an intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted with respect to this proposal. Broker non-votes will have no effect on the vote on this proposal.

Approval of Proposal Three requires the affirmative vote of the holders of a majority of the shares of our common stock and Series C Preferred Stock (subject to the 9.99% beneficial ownership limitations) outstanding as of the record date, voting as one class. Abstentions will have the effect of a vote “AGAINST” this proposal. There will be no broker non-votes with respect to this proposal.

Approval of Proposal Four requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on such proposal at the Special Meeting (assuming a quorum is present). Under Delaware law, abstentions are not counted as “votes cast.” Accordingly, abstentions will not be counted toward the vote total for this proposal and will have no effect on the vote on this proposal. If you own shares through an intermediary, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted with respect to this proposal. Broker non-votes will have no effect on the vote on this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•        “FOR” Proposal One — A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of (i) shares of our common stock issuable upon the conversion of the Series E Preferred Stock, and (ii)  shares of our common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants, in each case, issued in private placement offerings on June 21, 2019 and July 31, 2019.

•        “FOR” Proposal Two — A proposal to approve, in accordance with Nasdaq Marketplace Rule 5635(c), the issuance of (i) shares of our common stock and (ii) shares of our common stock issuable upon exercise of warrants, in each case, to a director of the Company.

•        “FOR” Proposal Three — A proposal to approve an amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the authorized preferred stock of the Company 5,000,000 shares to 11,000,000 shares.

•        “FOR” Proposal Four — A proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal One, Proposal Two and/or Proposal Three.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•        “FOR” Proposal One.

•        “FOR” Proposal Two.

•        “FOR” Proposal Three.

•        “FOR” Proposal Four.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal One, Proposal Two and Proposal Four. See “What is a broker non-vote?”

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the Notice of Internet Access, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We expect to publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Special Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact Brian Murphy by email at bmurphy@nanovibronix.com or phone at 914-233-3004.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of the proxy materials to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement and other proxy materials in the future, he or she may contact us by mail at NanoVibronix, Inc., 525 Executive Blvd, Elmsford, NY 10523, Attn: Brian Murphy or by calling 914-233-3004 and asking for Brian Murphy. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Brian Murphy at the address or phone number set forth above.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 25, 2019 by:

•        each person known by us to beneficially own more than 5.0% of our common stock;

•        each of our directors;

•        each of the named executive officers; and

•        all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o NanoVibronix, Inc., 525 Executive Blvd, Elmsford, NY 10523. As of September 25, 2019, we had 4,429,964 shares of common stock, 2,733,142 shares of Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), 304 shares of Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and 1,810,000 shares of Series E Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), outstanding. In addition to the shares of our common stock reported below, as described in the footnotes below the table, six stockholders beneficially own 100% of our issuable and issued Series C Preferred Stock and Series E Preferred Stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding(1)
5% Owners
IDT Corporation(2)	438,566	(3)	9.9%
Paul Packer(4)	438,566	(5)	9.9%
Bespoke Capital LLC(6)	275,000		6.2%
Orin Hirschman(7)	438,566	(8)	9.9%
Kennedy Capital Management, Inc.(9)	317,775	(10)	7.2%

Officers and Directors
Harold Jacob, M.D.	225,773	(11)	4.9%
Martin Goldstein, M.D.	154,417	(12)	3.4%
Michael Ferguson	88,750	(13)	2.0%
Thomas R. Mika	94,583	(14)	2.1%
Christopher Fashek	113,759	(15)	2.5%
Brian Murphy	212,519	(16)	4.6%
All directors and executive officers as a group (9 persons)	885,515		16.9%

____________

*        Represents ownership of less than 1%.

(1)      Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assume the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 31, 2019. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)      IDT Corporation’s address is 520 Broad Street, Newark, New Jersey 07102.

(3)      Comprised of (i) 155,838 shares of common stock, (ii) 270,353 shares of common stock that may be issued upon the conversion of an equal number of shares of Series C Preferred Stock held by a subsidiary of IDT Corporation and (iv) 12,375 shares of common stock that may be issued upon the conversion of an equal number of shares of Series C Preferred Stock held by IDT Corporation. Does not include 383,939 shares of Series C Preferred Stock, which IDT Corporation also holds. These shares of Series C Preferred Stock are excluded, even though the terms of the Series C Preferred Stock allow for conversion into common stock and voting on an as if converted basis with the common stock, because these rights are prohibited if their exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock. Does not include 533,334 shares of common stock that may be purchased by IDT Corporation upon the exercise of warrants. These shares of common stock are excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock.

(4)      Mr. Packer’s address is 805 Third Avenue, 15th Floor, New York, NY 10022.

(5)      Based on information contained in Schedule 13G filed on February 14, 2019, and comprised of 30,286 shares of common stock that may be purchased upon the exercise of stock options held by Mr. Packer and 408,280 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock beneficially owned by Globis Capital Partners, L.P., Globis International Investments L.L.C., Globis Asia, L.P., AYTA Consulting, LLC, Shavit 2 Partners LLC or Mr. Packer.

          Does not include certain shares of (i) common stock issuable upon conversion of Series C Preferred Stock, Series D Convertible Preferred Stock, and Series E Convertible Preferred Stock (ii) common stock that may be purchased upon exercise of the warrants to purchase common stock or (iii) common stock issuable upon conversion of Series C Preferred Stock and Series E Preferred Stock that may be purchased upon exercise of the warrants to purchase preferred stock held by Globis Capital Partners, L.P., Globis International Investments L.L.C., Globis Asia, L.P., AYTA Consulting, LLC, Shavit 2 Partners LLC or Mr. Packer, which Mr. Packer also beneficially owns. These shares of common stock issuable upon conversion of the Series C Preferred Stock and Series E Preferred Stock are excluded, even though the terms of the Series C Preferred Stock and the Series E Preferred Stock allow for conversion into common stock and voting on an as if converted basis with the common stock, because these rights are prohibited if the exercise of such conversion or voting rights will result in the holder having beneficial ownership of more than 9.99% of the issuer’s common stock. These shares of common stock issuable upon conversion of the Series D Convertible Preferred Stock are excluded because the terms of the Series D Convertible Preferred Stock contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 9.99% of our common stock. These shares of common stock that may be purchased upon warrants to purchase common stock or preferred stock are excluded because the warrants and the terms of the preferred stock contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.99% of our common stock.

          Mr. Packer is the managing member of Globis Capital Advisors, L.L.C., which is the general partner of Globis Capital Partners, L.P. Mr. Packer is the managing member of Globis Capital, L.L.C., which is the general partner of Globis Capital Management, L.P., which is the investment manager of Globis Capital Partners, L.P. Mr. Packer is also the managing member of Globis International Investments L.L.C., and Globis Asia LP. Mr. Packer is deemed to have beneficial ownership of the shares held by Globis Capital Partners, L.P., Globis Asis LP. and Globis International Investments L.L.C. Mr. Packer also controls, and is deemed to have beneficial ownership of the shares held by, AYTA Consulting, LLC and Shavit 2 Partners, LLC.

(6)      Bespoke Growth Partners Inc’s address is 3300 N.E. 188th St. LPH 17 Aventura Fl. 33180.

(7)      Mr. Hirschman’s address is 6006 Berkeley Avenue, Baltimore, Maryland 21209.

(8)      Based on information contained in Schedule 13G filed on February 15, 2019. Comprised of (i) 5,911 shares of common stock held by Mr. Hirschman, (ii) 1,299 shares of common stock that may be purchased upon the exercise of warrants held by Mr. Hirschman, (iii) 70,803 shares of common stock held by AIGH Investment Partners LLC, of which Mr. Hirschman serves as president,(iv) 314,860 shares of common stock held by AIGH Investment Partners L.P., of which Mr. Hirschman serves as general partner, and (v) 45,593 shares of common stock beneficially owned or common stock issuable upon conversion of Series C Preferred Stock, Series D Convertible Preferred Stock or Series E Convertible Preferred Stock beneficially owned by AIGH Investment Partners

          Does not include 37,890 shares of Series C Convertible Preferred Stock held by AIGH Investment Partners, L.P., 344,407 shares of Series E Convertible Preferred Stock held by AIGH Investment Partners, L.P., 27,500 shares of Series E Convertible Preferred Stock held by WVP Emerging Manager Offshore Fund LLC and 82,500 shares of Series E Convertible Preferred Stock held by Emerging Manager Onshore Fund LLC which have been excluded because the shares contain provisions that block conversion if such conversion will result in the holder having beneficial ownership of more than 9.9% of our common stock.

          Does not include 558,752 shares of common stock that may be purchased by AIGH Investment Partners, L.P., 30,000 shares of common stock that may be purchased by WVP Emerging Manager Offshore Fund LLC and 90,000 shares of common stock that may be purchased by Emerging Manager Onshore Fund LLC upon the exercise of warrants, which have been excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.9% of our common stock. These shares of common stock are excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 9.9% of our common stock.

          Mr. Hirschman is the managing member of AIGH Investment Partners, L.P. and is deemed to have beneficial ownership of the shares held by WVP Emerging Manager Offshore Fund LLC and Emerging Manager Onshore Fund LLC.

(9)      Kennedy Capital Management, Inc.’s address is 10829 Olive Blvd. St. Louis, MO 63141.

(10)    Based on information contained in Schedule 13G filed on February 13, 2018. Does not include 159,199 shares of common stock that may be purchased by Kennedy Capital Management, Inc. upon the exercise of warrants, which have been excluded because the warrants contain provisions that block exercise if such exercise will result in the holder having beneficial ownership of more than 4.99% of our common stock.

(11)    Comprised of (i) 64,178 shares of common stock held by Medical Instrument Development Inc., an entity controlled by Dr. Jacob, (ii) 25,662 shares of common stock held by Dr. Jacob, and (iii) 154,417 shares of common stock that may be purchased by Dr. Jacob upon the exercise of stock options.

(12)    Comprised of 154,417 shares of common stock that may be purchased by Dr. Goldstein upon exercise of stock options that are currently exercisable within 60 days.

(13)    Comprised of 88,750 shares of common stock that may be purchased by Mr. Ferguson upon exercise of stock options that are exercisable within 60 days.

(14)    Comprised of 94,583 shares of common stock that may be purchased by Mr. Mika upon exercise of stock options that are exercisable within 60 days.

(15)    Comprised of 113,759 shares of common stock that may be purchased by Mr. Fashek upon exercise of stock options that are exercisable within 60 days.

(16)    Comprised of 212,519 shares of common stock that may be purchased by Mr. Murphy upon exercise of stock options that are exercisable within 60 days.

PROPOSAL ONE

A PROPOSAL TO APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D), THE ISSUANCE OF (II) SHARES OF OUR COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE SERIES E CONVERTIBLE PREFERRED STOCK, AND (II) SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES E PREFERRED STOCK ISSUABLE UPON EXERCISE OF WARRANTS, IN EACH CASE, ISSUED IN PRIVATE PLACEMENT OFFERINGS ON JUNE 21, 2019 AND JULY 31, 2019

General Description of Proposal

The stockholders of the Company are being asked to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of (i) shares of our common stock issuable upon the conversion of the Series E Preferred Stock, and (ii) shares of our common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants, in each case, issued in private placement offerings on June 21, 2019 and July 31, 2019.

Description of the Offerings

On June 21, 2019, we entered into and closed a private placement Securities Purchase Agreement with certain existing stockholders relating to the sale to such existing stockholders of 1,600,000 shares of our Series E Preferred Stock, and seven year warrants to purchase 1,600,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “June Offering”), for aggregate gross proceeds of $3,200,000 (excluding the exercise of the warrants issued in the June Offering).

On July 31, 2019, we entered into and closed a private placement Securities Purchase Agreement with certain existing stockholders relating to the sale to such existing investors of 210,000 shares of our Series E Preferred Stock and seven year warrants to purchase 210,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “July Preferred Offering”), for gross proceeds of $420,000 (excluding the exercise of the warrants issued in the July Preferred Offering).

On July 31, 2019, we entered into and closed a private placement Securities Purchase Agreement with certain accredited investors relating to the sale to such investors of 290,000 shares of our common stock, and seven year warrants to purchase 290,000 shares of our common stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “July Common Offering), for gross proceeds of $580,000 (excluding the exercise of the warrants issued in the July Common Offering).

On June 21, 2019, the Company filed a Certificate of Designation of the Series E Preferred Stock (the “Original Certificate of Designation”) with the Secretary of State of the State of Delaware (the “Secretary of State”). The Original Certificate of Designation was effective upon filing with the Secretary of State and designated the Series E Preferred Stock. In July 2019 and October 2019, the Company filed with the Secretary of State an Amended and Restated Certificates of Designation (the “Amended and Restated Certificates of Designation”) which were effective upon filing with the Secretary of State of Delaware. The Amended Certificates of Designation provides that, among other things, the Series E Preferred Stock is not convertible into our common stock, and the holders of Series E Preferred Stock have no voting rights, until, in each case, the Company receives approval of Proposal One.

In connection with the June Offering and the July Preferred Offering, we agreed to use commercially reasonable efforts to provide each stockholder entitled to vote at a special meeting of stockholders a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the issuance of all of the shares of our common stock issuable upon conversion of the Series E Preferred Stock in accordance with applicable law and the rules and regulations of the Nasdaq Stock Market. Prior to the stockholder vote on this Proposal One, the holders have been, and if this Proposal One is not approved by the stockholders, the holders will be, prohibited from converting Series E Preferred Stock into shares of our common stock and will have no voting rights.

Following the date that the stockholders of the Company approve this Proposal One, each holder of Series E Preferred Stock will be prohibited from converting shares of Series E Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock. Each holder has the right to increase its maximum percentage to 9.99% upon 60 days’ notice to the Company.

The information set forth in this Proposal One is qualified in its entirety by reference to the actual terms of the agreements entered into in connection with the June Offering, which are included as exhibits to our Current Report on Form 8-K filed with the SEC on June 26, 2019, and the July Preferred Offering and the July Common Offering, which are included as exhibits to our Current Report on Form 8-K filed with the SEC on July 31, 2019.

Terms of the Series E Preferred Stock

Each share of Series E Preferred Stock is convertible at any time and from time to time after the date that the stockholders approve this Proposal One at the option of a holder of Series E Preferred Stock into one share of our common stock, provided that each holder would be prohibited from converting Series E Preferred Stock into shares of our common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company.

Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of the Series E Preferred Stock shall be entitled to receive the amount of cash, securities or other property to which such holder would be entitled to receive with respect to such shares of Series E Preferred Stock if such shares had been converted to our common stock immediately prior to such liquidation.

Shares of Series E Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Board. However, holders of Series E Preferred Stock are entitled to receive dividends on shares of Series E Preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the Board. The Company is not obligated to redeem or repurchase any shares of Series E Preferred Stock. Shares of Series E Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Subject to the approval of the stockholders of this Proposal One and subject to the beneficial ownership limitations, each holder of Series E Preferred Stock shall be entitled to the number of votes equal to the number of shares of our common stock equal to the Voting Ratio. The Voting Ratio, for each share of Series E Preferred Stock is equal to $2.00 divided by $3.53. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series E Preferred Stock held by each Series E Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Unless and until the stockholders of the Company approve this Proposal One, the Series E Holders shall have no voting rights.

Use of Proceeds

We expect to use the proceeds from the from the sale of the Series E Preferred Stock in the June Offering and the July Preferred Offering and the sale of our common stock in the July Common Offering for working capital and other general corporate purposes.

Registration Rights

We have also agreed to prepare and file with the SEC within 60 days of after the date that the stockholders approve this Proposal One a registration statement covering the resale of the shares of our common stock issuable upon conversion of the Series E Preferred Stock, and the shares of our common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants, and cause such registration statement to become effective under the Securities Act of 1933, as amended (the “Securities Act”), within 120 days of the date that the stockholders approve this Proposal One if there is no review of the registration statement by the SEC or within 150 days of the date that the stockholders approve this Proposal One if there is a review of the registration statement by the SEC. If the registration statement (i) is not filed within 60 days after the date that the stockholders approve this Proposal One, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the date that the stockholders approve this Proposal One, or (iii) ceases for any reason to be effective at any time prior to the expiration of its effectiveness period (as defined in the securities purchase agreement) for more than 20 consecutive trading days in any 12 month period, then we are required to pay to each investor who holds Registrable Securities an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by such investor for the Series E Preferred Stock per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed, when aggregated with all such payments paid to all Preferred Investors, 5% of the aggregate purchase price of the Series E Preferred Stock and warrants to purchase shares of Series E Preferred Stock.

Reason for the Offerings

On September 14, 2018, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC notifying us that we were no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. On October 26, 2018, November 23, 2018 and January 9, 2019, we submitted a plan and supporting documentation to regain compliance with the minimum $2,500,000 stockholders’ equity requirement and was granted an extension through March 13, 2019 to comply with this requirement.

The Staff notified us by letter dated March 14, 2019 that it determined that we did not meet the terms of the extension because we were unable to complete an equity financing and evidence compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the Nasdaq Capital Market by March 13, 2019, and our common stock would be subject to delisting from the Nasdaq Capital Market unless we timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”).

We timely requested a hearing before the Panel, which request stayed any delisting action by the Staff. The hearing occurred on May 2, 2019. At the hearing, we presented our plan to evidence compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, and request an extension of time within which to do so.

By letter dated May 20, 2019, we received notice that the Panel granted our request for continued listing on the Nasdaq Capital Market. Assuming our compliance plan is executed and compliance with the minimum $2,500,000 stockholder equity requirement is demonstrated, the Panel will maintain jurisdiction thereafter for the balance of the 180-day discretionary period, and imposed certain conditions and reporting requirements during that period. The Panel determined to continue the listing of our shares of common stock on the Nasdaq Capital Market, partially based upon our assurances that it had a high level of confidence that it will receive the funding needed.

To that end, we completed the June Offering, the July Preferred Offering and the July Common Offering. As a receiving result of receiving aggregate gross proceeds of $4,200,000 from such offerings, we are currently in compliance the minimum $2,500,000 stockholder equity requirement. Although we have regained compliance with the minimum $2,500,000 stockholder equity requirement, there can be no assurance that we will be able to maintain compliance with the requirements for listing our common stock on the Nasdaq Capital Market. The failure to maintain our listing on the Nasdaq Capital Market could have an adverse effect on the market price and liquidity of our shares of common stock.

Reason for Stockholder Approval

As a result of being listed for trading on the Nasdaq Capital Market, issuances of our common stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Marketplace Rule 5635(d).

Nasdaq Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The issuance of the Series E Preferred Stock may be deemed to involve the issuance of securities convertible into more than 20% of the Company’s outstanding common stock for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement because the conversion price for the Series E Preferred Stock is $2.00 per share. If we do not obtain stockholder approval of this Proposal One, our existing investors who were the sole investors in the June Offering and the July Preferred Offering most likely will be unwilling to further fund our business going forward. The loss of this funding source could materially and adversely affect our ability to raise additional capital in the future. If we are unable to access other sources of capital on acceptable terms, our operating capital may be materially reduced, which could materially and adversely affect our results of operations. Any negative impact on our results of operations due to our having reduced operating capital could negatively affect the market value of our common stock. Additionally, if Proposal One is not approved, and we fail to meet Nasdaq’s minimum $2,500,000 stockholders’ equity requirement, such existing investors may be less likely to purchase additional equity securities of the Company in order for us to regain compliance with Nasdaq’s minimum stockholder’s equity requirement and, if we cannot raise capital from other sources, our shares of common stock may be delisted from the Nasdaq Capital Market.

Under the terms of the Securities Purchase Agreements for each of the June Offerings and the July 2019 Offerings, we agreed to obtain approval of our stockholders for the issuance of the shares of common stock issuable upon conversion of the Series E Preferred Stock.

Accordingly, we are requesting in this Proposal One that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of our common stock upon the conversion of the Series E Preferred Stock and the shares of our common stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants.

Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders

The issuance of the Series E Preferred Stock and the issuance of the Series E Preferred Stock upon exercise of the warrants could have a dilutive effect on current stockholders who did not participate in the June Offering or the July Preferred Offering in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of our common stock issuable upon the conversion and of the Series E Preferred Stock. This means also that current stockholders who did not participate in the June Offering and the July Preferred Offering will own a smaller interest in the Company as a result of such offerings and will therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock issuable upon conversion of the Series E Preferred Stock could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

The conversion price is subject to adjustment under certain circumstances in accordance with the Amended and Restated Certificate of Designations as follows:

•         If we (A) pay a stock dividend or otherwise makes a distribution or distributions payable in shares of our common stock with respect to the then outstanding shares of our common stock; (B) subdivide outstanding shares of our common stock into a larger number of shares; or (C) combine (including by way of a reverse stock split) outstanding shares of our common stock into a smaller number of shares, then the conversion price shall be multiplied by a fraction of which the numerator shall be the number of shares of our common stock outstanding immediately before such event and of which the denominator shall be the number of shares of our common stock outstanding immediately after such event.

•         If (A) we effect any merger or consolidation of the Company with or into another person, (B) we effect any sale of all or substantially all of our assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer is completed pursuant to which all of the shares of our common stock is exchanged for or converted into other securities, cash or property, or (D) we effect any reclassification of the shares of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of the Series E Preferred Stock the holders thereof shall have the right to receive, in lieu of the right to receive the shares of our common stock issuable upon conversion of the Series E Preferred Stock, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of our common stock

In addition to the foregoing, the increase in the number of shares of our common stock issued in connection with the conversion of the Series E Preferred Stock may have an incidental anti-takeover effect in that the additional shares of our common stock issued could dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions. However, we currently know of no specific effort to accumulate our securities or to gain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Effect on Current Stockholders if this Proposal is Not Approved

If our stockholders do not approve this Proposal One, then the Series E Preferred Stock will not be convertible into shares of our common stock. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If Proposal One is approved by our stockholders, the existing investors who were the sole investors in both financings will be more likely to further fund our business in the future if we need additional capital.

If Proposal One is approved by our stockholders, and the Company does not meet Nasdaq’s minimum stockholders’ equity requirement, the existing investors who were the sole investors in both financings will be more likely to purchase additional equity securities of the Company in order to regain compliance with Nasdaq’s minimum stockholders’ equity requirement. If Proposal Three is not approved by our stockholders, and the Company does not meet Nasdaq’s minimum stockholders’ equity requirement, such existing investors will be less likely to purchase additional equity securities of the Company and if we continue to fail to meet the minimum $2,500,000 stockholders’ equity requirement, our shares of common stock may be delisted from the Nasdaq Capital Market.

A delisting of our common stock from the Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

Vote Required

Approval of this Proposal One requires the affirmative vote a majority of the shares of common stock and Series C Preferred Stock present or represented by proxy and entitled to vote at the Special Meeting. The NYSE has confirmed that this proposal is a “non-routine” matter on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Our Board recommends that stockholders vote “FOR” approval of Proposal One.

PROPOSAL TWO

APPROVE, IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(C), THE ISSUANCE OF (i) SHARES OF OUR COMMON STOCK AND (ii) SHARES OF OUR COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS, IN EACH CASE, TO A DIRECTOR OF THE COMPANY

General Description of Proposal

The stockholders of the Company are being asked to approve, in accordance with Nasdaq Marketplace Rule 5635(c), the issuance of (i) shares of our common stock and (ii) shares of our common stock issuable upon exercise of warrants, in each case, to a director of the Company.

Description of the Offering

On August 27, 2019, we entered into and closed a private placement Securities Purchase Agreement with Christopher Fashek, a director of the Company relating to the sale of 25,000 shares of our common stock, and seven year warrants to purchase 25,000 shares of our common stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00 (the “Affiliated Offering”) for gross proceeds of $50,000 (excluding the exercise of the warrants issued in the Affiliated Offering) (the “Affiliated Proceeds”). The Company and Mr. Fashek have agreed to place the Affiliated Proceeds in escrow, and not to release the same until such time as stockholder approval of this Proposal Two is obtained, as required under Nasdaq Marketplace Rule 5635(c).

Use of Proceeds

We expect to use the proceeds from the from the sale of the Affiliated Offering for working capital and other general corporate purposes.

Registration Rights

We have also agreed to prepare and file with the SEC within 60 days of after the date that the stockholders approve this Proposal Two a registration statement covering the resale of the shares of our common stock purchase by Mr. Fashek and the number of shares of common stock issuable upon exercise of warrants, and cause such registration statement to become effective under the Securities Act, within 120 days of the date that the stockholders approve this Proposal Two if there is no review of the registration statement by the SEC or within 150 days of the date that the stockholders approve this Proposal Two if there is a review of the registration statement by the SEC. If the registration statement (i) is not filed within 60 days after the date that the stockholders approve this Proposal Two, (ii) is not declared effective within 120 days (or 150 days, as applicable) of the date that the stockholders approve this Proposal Two, or (iii) ceases for any reason to be effective at any time prior to the expiration of its effectiveness period (as defined in the securities purchase agreement) for more than 20 consecutive trading days in any 12 month period, then we are required to pay to Mr. Fashek an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the purchase price paid by Mr. Fashek for the common stock per month until the registration statement is filed or declared effective (as applicable); provided that the total amount of payments shall not exceed 5% of the aggregate purchase price of the common stock and warrants.

Reason for the Offerings

See “PROPOSAL ONE — “Reasons for the Offerings.”

Reasons for Stockholder Approval

Nasdaq Marketplace Rule 5635(c) deems the issuance of common stock, or securities convertible into or exercisable for common stock, to a Nasdaq-listed company’s officers, directors, employees or consultants in a private placement at a price less than the market value of such stock, calculated as the closing bid price for such shares on the trading day immediately prior to entry into the agreement, as equity compensation requiring stockholder approval. The Securities Purchase Agreement provides for the sale and/or issuance of securities to the Mr. Fashek at a price that is less than the closing bid price of our Common Stock as reported on the Nasdaq Stock Market on the trading day immediately prior to the date of the Securities Purchase Agreement. As a result, stockholder approval of the issuance of the shares our common stock and warrants to purchase our common stock to Mr. Fashek, and receipt by the Company of the Affiliated Proceeds, is required pursuant to Rule 5635(c).

If stockholder approval is not obtained, the Purchase Agreement will terminate and Mr. Fashek’s investment will be released from escrow and returned back to him, and the Mr. Fashek will not be permitted to the 25,000 shares of our common stock and warrants to purchase 25,000 shares of our common stock. We would therefore not receive the Affiliated Proceeds.

When you consider our Board’ recommendation to vote in favor of Proposal Two, you should be aware that certain of our directors and our officers may have interests that may be different from, or in addition to, the interests of other stockholders. In particular, if stockholder approval is obtained, the Mr. Fashek will purchase securities at a price that was below the closing bid price of our common stock on the day prior to the execution of the Securities Purchase Agreement.

Potential Adverse Effects — Dilution and Impact of the Offering on Existing Stockholders

The issuance of our common stock and warrants to purchase our common stock in the Affiliated Offering will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of our common stock. This means also that current stockholders will own a smaller interest in the Company as a result of such offerings and will therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of our common stock and warrants to purchase our common stock in the Affiliated Offering could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

Vote Required

Approval of this Proposal Two requires the affirmative vote a majority of the shares of common stock and Series C Preferred Stock present or represented by proxy and entitled to vote at the Special Meeting. The NYSE has confirmed that this proposal is a “non-routine” matter on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.

Our Board recommends that stockholders vote “FOR” approval of Proposal Two.

PROPOSAL THREE

APPROVE AN AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED PREFERRED STOCK OF THE COMPANY FROM 5,000,000 SHARES TO 11,000,000 SHARES

General Description of Proposal

The total number of shares of all classes of stock which we have the authority to issue is 25,000,000, consisting of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. On September 4, 2019, the Board approved, and recommends that the stockholders adopt, an amendment to FOURTH A of our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to increase the total number of authorized shares of preferred stock from 5,000,000 to 11,000,000, substantially the form attached hereto as Appendix A.

Reasons for the Amendment to the Certificate of Incorporation

As of September 25, 2019, (i) 4,429,964 shares of our common stock were issued and outstanding; (ii) 3,000,000 shares of our Series C Preferred Stock were authorized and designated, of which 2,733,142 were issued and outstanding, and 266,858 were reserved for issuance pursuant to outstanding warrants; (iii) 506 shares of our Series D Preferred Stock were authorized and designated, all of which were issued and outstanding; and (iv) 1,999,494 shares of our Series E Preferred Stock were authorized and designated, of which 1,810,000 were issued and outstanding and 180,494 were reserved for issuance pursuant to certain of the warrants issued in the June Offering. As of September 25, 2019, we had warrants to purchase an additional 901,809 shares of Series C Preferred Stock and warrants to purchase an additional 1,629,506 shares of Series E Preferred Stock, which shares of Series C Preferred Stock and Series E Preferred Stock will only be issued if this Proposal Three is approved by the stockholders and the warrants are exercised by the holders thereof. With respect to the warrants to purchase 901,809 shares of Series C Preferred Stock, upon exercise of such warrants, the holders of such warrants have the option of receiving either 901,809 shares of our common stock or 901,809 shares of Series E Preferred Stock.

The Board believes approval of this Proposal Three is in the best interests of the Company and its stockholders. The authorization of additional shares of preferred stock will enable us to meet our obligations under our outstanding warrants, while retaining flexibility to issue additional shares of preferred stock in order to respond to future business needs and opportunities. For example, the additional shares of preferred stock may be used for financing the Company’s business, for acquiring other businesses, or for forming strategic partnerships and alliances. The Company explores opportunities for strategic transactions that could result in the issuance of preferred stock, including equity capital raises, as they arise or as the Company’s needs require. Although the Company frequently reviews various transactions, the Company has no current agreement or commitment to issue additional shares of its preferred stock, except for issuances of common stock upon the exercise of its outstanding warrants, as we as the conversion of its outstanding notes.

If this Proposal Three is approved by the stockholders, upon the effective date of the amendment to the Amended and Restated Certificate of Incorporation, the Company would have 3,468,685 shares of preferred stock authorized and available for future issuance (assuming the exercise of all outstanding warrants to purchase Series C Preferred Stock and Series E Preferred Stock). If this Proposal Three is not approved by the stockholders, the number of authorized shares of preferred stock of the Company will remain at five million and the Company would have no shares of preferred stock that remained authorized and available for future issuance.

Other than satisfying our obligations under our outstanding warrants, the Board has no immediate plans, understandings, agreements or commitments to issue additional shares of preferred stock for any purposes.

Terms of the Series C Preferred Stock

Each share of Series C Preferred Stock is convertible into one share of our common stock (subject to adjustment) at any time at the option of the holders, provided that each holder would be prohibited from converting Series C Preferred Stock into shares of our common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Company.

In the event of liquidation, dissolution, or winding up, each holder of Series C Preferred Stock could elect to receive either (i) in preference to any payments made to the holders of Common stock and any other junior securities, a payment for each share of Series C Preferred Stock then held equal $0.001, plus an additional amount equal to any dividends declared but unpaid on such shares, and any other fees or liquidated damages then due and owing thereon or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to each share of Series C Preferred Stock if such share of Series C Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution, or winding up (without giving effect to any conversion limitations).

Shares of Series C Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the board of directors. However, holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the common stock when such dividends are specifically declared by the board of directors. The Company is not obligated to redeem or repurchase any shares of Series C Preferred Stock. Shares of Series C Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Each holder of Series C Preferred stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are then convertible (subject to the beneficial ownership limitations) with respect to any and all matters presented to the stockholders for their action or consideration. Holders of Series C Preferred Stock vote together with the holders of common stock as a single class, except as provided by law and except that the consent of holders of a majority of the outstanding Series C Preferred Stock is required to amend the terms of the Series C Preferred Stock.

Terms of the Series E Preferred Stock

A summary of the terms of the Series E Preferred Stock are set forth above under the heading “PROPOSAL ONE:— Terms of the Series E Preferred Stock.”

Potential Effect

Generally, shares of preferred stock are senior to common stock within a company’s capital structure and offer a priority claim on the company’s cash flow. However, authorizing us to issue more shares of preferred stock than currently authorized by the Amended and Restated Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of our stockholders. Our Board will determine the terms of any shares of preferred stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. The additional shares of preferred stock for which authorization is sought are identical to the shares of our preferred stock now authorized. The issuance of shares of preferred stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. On the other hand, if we do not receive stockholder approval on this Proposal Three, we may be hindered in our ability to raise capital to pursue new investment opportunities that could be beneficial to us and our stockholders. This reduced flexibility would also put us at a competitive disadvantage to our peers, many of whom have been able to complete offerings of preferred stock.

Additionally, if this Proposal Three is not approved by our stockholders, and, in the future, the Company does not meet Nasdaq’s minimum $2,500,000 stockholders’ equity requirement, our existing stockholders who purchased shares of Series E Preferred Stock in the June Offering and the July Offering will be less likely to purchase additional equity securities of the Company, and if we fail to meet the minimum stockholders’ equity requirement, our shares of common stock may be delisted from the Nasdaq Capital Market.

The issuance of shares of preferred stock could enable the Board to discourage an attempt to obtain control of us by diluting the interest of a bidder for us. Also, shares of preferred stock could be issued to render more difficult a merger or similar transaction. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the amendment to the Amended and Restated Certificate of Incorporation is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.

Warrants to Purchase Series C Preferred Stock

From February 2017 to July 2019, in connection with bridge financings, the Company has issued seven-year warrants to purchase an aggregate of 3,901,809 Series C Preferred Stock. The warrants have exercise prices ranging from $2.00 per share to $6.00 per share.

Warrants to Purchase Series E Preferred Stock

On June 21, 2019, we closed the June Offering pursuant to which we issued and sold to certain existing stockholders 1,600,000 shares of our Series E Preferred Stock, and seven year warrants to purchase 1,600,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00, for aggregate gross proceeds of $3,200,000 (excluding the exercise of the warrants issued in the June Offering).

On July 31, 2019, we closed the July Preferred Offering pursuant to which we issued and sold to certain existing investors 210,000 shares of Series E Preferred Stock and seven year warrants to purchase 210,000 shares of our Series E Preferred Stock at an exercise price of $2.50 per share, at a purchase price per unit of $2.00, for gross proceeds of $420,000 (excluding the exercise of the warrants issued in the July Preferred Offering).

As described above under “Proposal One — Reasons for the Offerings” we completed the June Offering, the July Preferred Offering and the July Common Offering in order to regain compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Following the completion of these offerings, we regained compliance with this Nasdaq rule. Although we have regained compliance with the minimum $2,500,000 stockholder equity requirement, there can be no assurance that we will be able to maintain compliance with the requirements for listing our common stock on the Nasdaq Capital Market. The failure to maintain our listing on the Nasdaq Capital Market could have an adverse effect on the market price and liquidity of our shares of common stock.

Effectiveness of the Amendment

If this Proposal Three is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Consequences of Failure to Obtain Stockholder Approval

If the Proposal Three is not approved by our stockholders, and the Company does not continue to meet Nasdaq’s minimum $2,500,000 stockholders’ equity requirement, our existing stockholders who were the sole investors in the June Offering and the July Preferred Offering will be less likely to purchase additional equity securities of the Company. If we fail to meet the minimum stockholders’ equity requirement, our shares of common stock may be delisted from the Nasdaq Capital Market.

Additionally, if Proposal Three is not approved by our stockholders, it may impede the Company’s ability to raise capital should the need arise, and may cause the loss of significant business opportunities, which could adversely affect our financial performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt to acquire control of the Company, and does not intend or view the proposed increase in authorized preferred stock to be an anti-takeover measure.

Other Potential Effects of the Proposed Amendment

The authorization of additional shares of preferred stock will not, by itself, have any effect on the rights of present stockholders (other than the 2,531,315 shares of Series E Preferred Stock that is issuable upon the exercise of warrants issued in the June Offering and the July Preferred Offering). The additional 3,468,685 shares of Preferred Stock to be authorized will be “blank check” serial preferred stock. This type of preferred stock allows the Board to issue one or more series of the preferred stock, from time to time, with full, limited or no voting powers, and to fix all of the designations, preferences and relative, participating, optional or special voting rights, and qualifications, limitations or other restrictions upon the Preferred Stock, as will be provided in an amendment to our Amended and Restated Certificate of Incorporation adopted by the Board.

Under the Amended and Restated Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe for additional shares of capital stock which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of such shares. In addition, if the Board elects to issue additional shares of preferred stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.

Vote Required

Approval of this Proposal Two requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series C Preferred Stock outstanding (subject to beneficial ownership limitations) on this Proposal Three as of the record date for the Special Meeting. The NYSE has confirmed that this proposal is a “routine” matter on which brokers may vote without instruction from beneficial owners. Therefore, there will be no broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

Our Board recommends that stockholders vote “FOR” approval of Proposal Three.

Proposal 4

APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT
ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF
PROPOSAL ONE, PROPOSAL TWO AND/OR PROPOSAL THREE

At the Special Meeting, if necessary, stockholders will vote on this Proposal Four. If this Proposal Four is adopted, the Board will have the discretion to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One, Proposal Two and/or Proposal Three. It is possible for us to obtain sufficient votes to approve this Proposal Four but not receive sufficient votes to approve Proposal One, Proposal Two and/or Proposal Three. In such a situation, the Company could adjourn the meeting for any number of days or hours as permitted under applicable law and attempt to solicit additional votes in favor of Proposal One, Proposal Two and/or Proposal Three.

In addition to an adjournment of the Special Meeting upon approval of this Proposal Four, if a quorum is not present at the Special Meeting, the Company’s bylaws allow the Special Meeting to be adjourned for the purpose of obtaining a quorum. Any such adjournment may be made without notice, other than the announcement made at the Special Meeting, by the affirmative vote of a majority of the shares of common stock and Series C Preferred Stock present in person or by proxy and entitled to vote at the Special Meeting. The Board also is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, the Company would issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

If the stockholders approve this Proposal Four, and the Special Meeting is adjourned, the Company expects to use the additional time to solicit additional proxies in favor of Proposal One, Proposal Two and/or Proposal Three.

This Proposal Four will only be presented at the Special Meeting if there are not sufficient votes represented in person or by proxy for Proposal One, Proposal Two and/or Proposal Three. If this Proposal Four is presented at the Special Meeting and is not approved, the Company may not be able to adjourn the Special Meeting to a later date.

Approval of this Proposal Four requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on such proposal at the Special Meeting (assuming a quorum is present). The NYSE has confirmed that this proposal is a “non-routine” matter on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal (assuming a quorum is present).

Our Board recommends that stockholders vote “FOR” approval of Proposal Four.

OTHER BUSINESS

The Board knows of no other business to be brought before the Special Meeting. If, however, any other business should properly come before the Special Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing no later than January 1, 2020, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted to the attention of Secretary, at our corporate offices at 525 Executive Blvd, Elmsford, NY 10523.

Stockholders wishing to nominate a director or submit proposals to be presented directly at our next annual meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices at 525 Executive Blvd, Elmsford, NY 10523, no earlier than February13, 2019 and no later than the close of business on March 15, 2019. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of our 2018 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to NanoVibronix, Inc., Attention: Chief Executive Officer, 525 Executive Blvd, Elmsford, NY 10523.

Appendix A

CERTIFICATE OF AMENDMENT
OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NANOVIBRONIX, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, NanoVibronix, Inc., a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:

1. The name of the corporation is NanoVibronix, Inc. (the “Corporation”).

2. The date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware was October 20, 2003.

3. FOURTH A of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

“FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty one million (31,000,000), consisting of twenty million (20,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and eleven million (11,000,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

4. The foregoing amendment was effected pursuant to a resolution of the Board of Directors of said corporation.

5. Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

Dated:             , 2019

NANOVIBRONIX, INC.

By:
Name:
Title:

A-1

NANOVIBRONIX, INC.
525 EXECUTIVE BLVD.
ELMSFORD, NY 10523

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 17, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 17, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Such other business as may arise and that may properly be conducted at the Special Meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] [Date]

Signature (Joint Owners) [Date]

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement are available at www.proxyvote.com

NANOVIBRONIX, INC.
Special Meeting of Stockholders
November 18, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Murphy and James Cardwell, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NANOVIBRONIX, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at 10:00 a.m., New York Time, on November 18, 2019, at the offices of Troutman Sanders LLP, located at 875 Third Avenue, 17th Floor, New York, New York 10022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/ comments ____

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side